Exhibit 99.1

Altria Holds 2010 Annual Meeting of Shareholders, Announces Voting Results, Reaffirms 2010 Earnings per Share Guidance, and Declares Regular Quarterly Dividend of $0.35 per Share

Richmond, VA — May 20, 2010 — Altria Group, Inc. (Altria) (NYSE: MO) held its 2010 Annual Meeting of Shareholders today. Altria’s Chairman and Chief Executive Officer, Michael E. Szymanczyk, told an audience of shareholders how Altria used its mission and values framework to manage through last year’s challenging environment.

“Employee commitment to this framework remains the foundation of our ongoing efforts to responsibly deliver strong returns to our shareholders, and is the key to our long-term success,” said Mr. Szymanczyk. “The operating environment last year was particularly challenging for tobacco companies, and I am pleased that Altria delivered strong adjusted earnings per share growth and very strong total returns to our shareholders.”

Voting Results for Altria’s 2010 Annual Meeting of Shareholders

At the meeting, Altria’s shareholders elected to a one-year term each of the ten nominees for director named in Altria’s proxy statement, approved the 2010 Performance Incentive Plan and ratified the selection of PricewaterhouseCoopers LLP as Altria’s independent auditors for the fiscal year ending 2010. Additionally, two shareholder proposals were defeated. Altria will file a Form 8-K with the final voting results.

2010 Full-Year Guidance

Altria reaffirms that its 2010 full-year guidance for reported diluted earnings per share (EPS) is expected to be in the range of $1.78 to $1.82. This forecast includes estimated charges of $0.07 per share related to exit, integration and implementation costs, UST acquisition-related costs, and SABMiller plc (SABMiller) special items.

Altria reaffirms that its 2010 full-year guidance for adjusted diluted EPS is expected to be in the range of $1.85 to $1.89, representing a forecasted growth rate of 6% to 8% from an adjusted base of $1.75 per share in 2009. Partially due to Philip Morris USA’s (PM USA) federal excise tax related pricing strategies in 2009, and different trade inventory dynamics for tobacco products in 2009 versus 2010, Altria expects the first half of 2010 to be more

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challenging for income growth comparison purposes than the back half of 2010. Altria anticipates that adjusted diluted earnings per share growth will build in the second half of 2010.

The factors described in the Forward-Looking and Cautionary Statements section of this release represent continuing risks to this forecast. A reconciliation of Altria’s full-year forecasted reported and adjusted diluted earnings per share is detailed later in this press release.

Regular Quarterly Dividend

Following today’s Annual Meeting of Shareholders, Altria announced that its Board of Directors declared a regular quarterly dividend of $0.35 per common share, payable on July 9, 2010, to shareholders of record as of June 15, 2010. The ex-dividend date is June 11, 2010.

Webcast Replay

A copy of Mr. Szymanczyk’s business presentation and prepared remarks, as well as a replay of the audio webcast of Altria’s 2010 Annual Meeting of Shareholders are available at www.altria.com until 5:00 p.m. Eastern Time on Friday, June 18, 2010.

Non-GAAP Financial Measures

Altria reports its consolidated financial results in accordance with generally accepted accounting principles (GAAP). This press release contains 2009 results and 2010 guidance for diluted earnings per share on both a reported basis and on an adjusted basis, which excludes items that affect the comparability of reported results. A reconciliation of non-GAAP financial data to the most directly comparable GAAP measure is detailed below.

Altria’s Full-Year Earnings Per Share Forecast Excluding Special Items

	2010	Full Year 2009	Change
Reported diluted EPS	$1.78 to $1.82	$1.54	16% to 18%
Asset impairment, exit, integration and implementation costs	0.04	0.19
UST acquisition-related costs*	0.01	0.06
SABMiller special items	0.02	—
Tax items	—	(0.04)

Adjusted diluted EPS	$1.85 to $1.89	$1.75	6% to 8%

*	Excludes exit and integration costs

Altria’s Profile

Altria directly or indirectly owns 100% of each of PM USA, U.S. Smokeless Tobacco Company LLC (USSTC), John Middleton Co. (Middleton), Ste. Michelle Wine Estates Ltd. (Ste. Michelle), and Philip Morris Capital Corporation. Altria holds a continuing economic and voting interest in SABMiller.

The brand portfolio of Altria’s tobacco operating companies includes such well-known names as Marlboro, Copenhagen, Skoal and Black & Mild. Ste. Michelle produces and markets premium wines sold under twenty different labels including Chateau Ste. Michelle and Columbia Crest, and it exclusively distributes and markets Antinori, Champagne Nicolas Feuillatte and Villa Maria Estate products in the United States. Trademarks and service marks related to Altria referenced in this release are the property of, or licensed by, Altria or its subsidiaries. More information about Altria is available at www.altria.com.

Forward-Looking and Cautionary Statements

This press release and today’s remarks contain projections of future results and other forward-looking statements that involve a number of risks and uncertainties and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995.

Important factors that may cause actual results and outcomes to differ materially from those contained in the projections and forward-looking statements included in this press release and today’s remarks are described in Altria’s publicly filed reports, including its Annual Report on Form 10-K for the year ended December 31, 2009 and its Quarterly Report on Form 10-Q for the period ended March 31, 2010.

These factors include the following: Altria’s tobacco businesses (PM USA, USSTC and Middleton) are subject to price competition; changes in adult consumer preferences and demand for their products; fluctuations in raw material availability, quality and cost; reliance on key facilities and suppliers; fluctuations in levels of customer inventories; the effects of global, national and local economic and market conditions; changes to income tax laws; legislation, including actual and potential federal and state excise tax increases; increasing marketing and regulatory restrictions; the effects of price increases related to excise tax increases and concluded tobacco litigation settlements on trade inventories, consumption rates and consumer preferences within price segments; health concerns relating to the use of tobacco products and exposure to environmental tobacco smoke; governmental regulation, including the Family Smoking Prevention and Tobacco Control Act that granted the Food and Drug Administration broad authority to regulate tobacco products; privately imposed smoking restrictions; and governmental and grand jury investigations.

Their results are dependent upon their continued ability to promote brand equity successfully; to anticipate and respond to evolving adult consumer trends; to develop new products and markets and to broaden brand portfolios in order to compete effectively; and to improve productivity.

Altria’s subsidiaries continue to be subject to litigation, including risks associated with adverse jury and judicial determinations, courts reaching conclusions at variance with the companies’ understanding of applicable law and bonding requirements in the limited number of jurisdictions that do not limit the dollar amount of appeal bonds. Altria cautions that the foregoing list of important factors is not complete and does not undertake to update any forward-looking statements that it may make other than in the normal course of its public disclosure obligations. All subsequent written and oral forward-looking statements attributable to Altria or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements referenced above.

Source: Altria Group, Inc.

Contact:

Clifford B. Fleet

Vice President, Investor Relations

804-484-8222

Daniel R. Murphy

Director, Investor Relations

804-484-8222